COMMISSIONER OF PUBLIC LANDS
                          NEW MEXICO STATE LAND OFFICE
                               STATE OF NEW MEXICO

                                COMMERCIAL LEASE

                                                               LEASE NO. BL-0599

         THIS LEASE is entered into by and between the Commissioner of Public Lands ("Lessor") and BOWLIN'S INC., OF 136 LOUISIANA, N.E., ALBUQUERQUE, NEW MEXICO 87108, ("Lessee") and made effective this 16th day of March, 2000.

1.   DEFINITIONS.

     A. ANNUAL ADJUSTMENTS refers to the annual increase in rent consisting of a fixed increase of $50.00 in the base rent from the first to second years; an increase of the second year rent amount by the same amount for the third year; and so on.

     B. APPROVAL refers to written approval and includes only that which has been expressly approved and not anything further which might be implied.

     C. ASSIGNMENT occurs when a Lessee's right, title, and interest in a Commercial Lease is directly or indirectly transferred to another by any means, including, but not limited to:

     (1) an express  conveyance or other  disposition of the Lessee's  interest;
or,

     (2) the transfer of the Lessee's interest by operation of law, including, but not limited to, a merger, consolidation, or the like; or,

     (3) the transfer of the Lessee's interest, including, but not limited to, transfer of a stock or partnership interest; or,

     (4) the mortgage or encumbrance of the Lease other than by collateral assignment as permitted under applicable State Land Office Rules.

     D. BASE RENT is the initial annual rental figure given for any rental amount due. This amount shall be used from the Effective Date of this Lease to calculate Annual Adjustments.

     E. COLLATERAL ASSIGNMENT occurs when a commercial Lessee makes a conditional assignment to a creditor of the Lessee's personal property interest in the Lease and in such improvements as are approved by the Lessor, which assignment is intended to serve as collateral for the Lessee's debt.

     F. EFFECTIVE DATE is the date upon which this Lease becomes binding and effective, and is the date shown in the opening paragraph above, regardless of the dates of signatures, which reflects the agreement of the parties that the term of this lease commences on that particular date.

     G. HAZARDOUS MATERIAL includes, but is not limited to, oil, petroleum products, explosives, PCBs, asbestos, formaldehyde, radioactive materials or waste, or other hazardous, toxic, or contaminated materials, substances, or wastes, including without limitation any substance, waste, or material which is defined or listed as "hazardous substance," "hazardous water," "hazardous material", "toxic substances", or "regulated substances", or which is otherwise controlled or regulated because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness, or reactivity, under any federal, state, or local laws, ordinances, or regulations relating to landfills,
industrial  hygiene,   environmental  protection,   or  the  manufacture,   use,
generation, presence, analysis, transportation, handling, storage, treatment, or disposal of any such material, substance, or waste.
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     H.  HOLDING  OVER  shall  mean,  upon  the  expiration,   termination,   or
cancellation of this Lease, any act or conduct of Lessee, including, but not limited to, the unapproved entry upon, occupancy, or use, whether continuous or not, of all or any part of the Lease Premises by Lessee, the Lessee's agents, or by any of Lessee's improvements if unapproved or required or ordered removed.

     I. IMPROVEMENTS means any of the following:

          (1) any item of tangible property developed, placed, or constructed by a Lessee on Trust lands including, but not limited to, buildings, roadways, and permanent equipment and fixtures; and,

          (2) any rights or privileges obtained or developed in connection with a Lessee's use of Trust lands including, but not limited to, development rights, approvals, and water rights.

     J. IMPROVEMENT VALUE CREDIT is a credit approved by the Commissioner to be given to a Lessee at an auction of the lease, or to be paid to a Lessee by a subsequent Lessee, purchaser, or other successor in interest other than the Lessor, for the value of designated improvements. Valuation of such improvements shall be determined at the former Lessee's expense by a state-certified real estate appraiser who, absent any other direction from the Lessor, shall determine the market value of such improvements. The Lessor reserves the right to modify or reject any such appraisal, and the amount, if any, of any improvement value credit shall rest in the Lessor's final discretion.

     K. LEASE ANNIVERSARY means an anniversary of the Effective Date of this Lease.

     L. LEASE PREMISES means that tract of real property located in Luna County, New Mexico, being more particularly described in Exhibit A, attached hereto and incorporated herein.

     M. MONTHLY; QUARTERLY; ANNUAL. "Monthly" refers to calendar months; "Quarterly" refers to calendar quarters; "Annual" means a calendar year. Any payment, report, or adjustment due on a monthly, quarterly, or annual basis, and which comes due in less than a calendar month, quarter, or year, shall be adjusted or prorated so that it may be rendered on the nearest relevant due date.

     N. PERMIT refers to the Lessee's grant of permissive use of all or part of the Trust lands under Lease by means including, but not limited to, a permit, license, franchise, or concession. A lessee/permittor shall have continuing primary liability for Lease performance.

     O. RENT is the amount due annually as Base Rent under this Lease, and all such other sums as may be deemed rent under the terms of this Lease, all of which rental amounts shall be subject to annual adjustments and give rise to the Lessor's statutory lien.

     P. SUBLEASE refers to a transaction or arrangement whereby a commercial Lessee transfers to another either the use or possession of all or part of the Lease Premises, or the management and control of improvements, fixtures, furnishings, or equipment, or permitted uses located on the Lease Premises. A sublease is not created when the Lessee retains possession and control of the Lease Premises and manages and controls temporary or moveable improvements, fixtures, furnishings, or equipment located on the Lease Premises, but not owned by the Lessee. A lessee/sublessor remains primarily liable for the performance of all Lease terms.

     Q. TRUST refers to the Trust established by the Enabling Act (Act of June 20, 1910, 36 Statutes at Large 557, Chapter 310) and related statutes and laws, pursuant to which the Commissioner of Public Lands holds and manages lands which include the Lease Premises.

2.   LEASE.

     A. For consideration, Lessor leases to Lessee that tract of land, located in Luna County, New Mexico (the "Lease Premises"), and described in Exhibit A, attached to and incorporated into this Lease, subject to all matters of record at the State Land Office or in the records of Luna County.

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     B. This Commercial Lease is not subject to public use under a Game and Fish
Easement or a Recreational Access permit, withdrawal by the Lessor, or rights-of-way, other than those currently of record or those retained under the mineral reservation described in Clause 9., below.

     C. If more than one person or entity is denominated as Lessee, all such persons or entities shall be jointly and severally liable under this Lease.

     D. This Lease includes, as additional terms, the provisions of all applicable State Land Office Rules.

3.   TERM; RENEWAL.

     A. The term of this Lease shall begin on the Effective Date and end at midnight, exactly five (5) years later on March 15, 2005, (the "Term"). Nothing in this Lease shall limit the Lessor's right to sell the Lease Premises during the Term. Any such sale, absent Lessee's agreement to the contrary, shall be subject to this Lease.

     B. At the expiration of the Term, Lessee may renew this Lease for all or part of the Lease Premises, provided Lessee agrees to the terms offered by Lessor, Lessee offers a higher rent than any initial offer made by a third-party, and the Lessor determines that the Lease renewal is in the best interests of the Trust.

4. HOLDING OVER. If Lessee holds over for any purpose, the rent due Lessor shall be equal to two hundred percent (200%) of the pro rata rent under the Lease for one day, to be due for each day or any part of a day of holding over. Nothing contained herein shall be construed as the grant to Lessee of the right to hold over or otherwise enter the Lease Premises for any purpose after the expiration, termination, or cancellation of this Lease without the prior approval of Lessor.

5. RENT. Lessee shall pay Lessor a Base Rent of Three Thousand Seven Hundred Fifty Dollars ($3,750.00), to be paid in advance of the Effective Date and on or before each Lease anniversary thereafter. Rent shall be subject to annual adjustments. Interest on delinquent rent payments shall accrue from the date the payment becomes due at the rate of one percent a month or any fraction of a month until received by Lessor in full. In addition, each late payment shall be accompanied by a late processing fee of Five and 00/100 Dollars ($5.00).

6.   RECEIPT OF MONIES.

     A. No receipt of monies, including Rent, by Lessor from Lessee, or any other person acting for or on Lessee's behalf, after expiration, termination, or cancellation of the Lease shall reinstate, continue, or extend the Term; affect any notice previously given to Lessee; operate as a waiver of Lessor's right to enforce payment of any Rent or other monies due or thereafter falling due; or, operate as waiver of the right of Lessor to recover possession of the Lease Premises by legal action. Lessor and Lessee agree that after commencement of any legal action or after a final order or judgment for possession of the Lease Premises or establishing Lessors' rights and remedies, Lessor may demand, receive, and collect any monies due without affecting such notice, legal action, order, or judgment. All such monies collected shall be deemed to be payments on account for Lessee's liability under this Lease.

     B. Lessee understands that Lessor's receipt of any monies is governed by statute and the related regulations. Lessee agrees that Lessor's negotiation of Lessee's check or other means of payment, and crediting the proceeds of such instrument to a suspense account, does not constitute acceptance of Lessee's payment. Payment is not made until it is accepted in accordance with the statutes and regulations, which govern Lessor's operations.

     C. Lessor shall have the right to apply any payments made by Lessee to satisfy Lessee's debt or obligation to Lessor at Lessor's sole discretion, and without regard to Lessee's instructions as the application of any such payment or part thereof, whether such instructions are endorsed on Lessee's check or otherwise, unless Lessor and Lessee otherwise agree, in writing, before Lessor accepts such payment. Lessor's acceptance of a check or payment by Lessee or others on Lessee's behalf shall not, in any way, affect Lessee's liability

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hereunder nor shall it be deemed an approval of any  assignment or subletting of this Lease.

7. LIEN. To secure the payment of any rent amount that becomes due, and to satisfy all reasonable costs incurred by Lessor in recovering said rent amount, Lessee grants to Lessor a first and prior lien on any and all improvements, fixtures, and equipment placed on the Lease Premises.

8. SALE. At any time, Lessor, in its sole discretion, may offer to sell the Lease Premises, or any part, to the highest bidder. In the event Lessor decides to offer the Lease Premises for sale, Lessee may bid at such sale, provided Lessee is not in default under this Lease and Lessee complies with the bid requirements established by Lessor, with all pertinent statutes and regulations, and with the governing terms of this Lease. Nothing in this section or this Lease shall be interpreted to grant Lessee a right or an option, no matter how described or denominated, to purchase the Lease Premises in the event Lessor decides to sell the Lease Premises.

9.   RESERVATIONS.

     A. Lessor reserves the right to execute leases for mining purposes, including, but not limited to, the exploration, development, conservation, and production of geothermal resources, oil, natural gas, and any other minerals, natural resources, or deposits of whatsoever kind, located in, under, or upon the Lease Premises.. Lessor further reserves all rights of access, ingress, and egress over, through, or across the Lease Premises that are or may become necessary or convenient to such exploration, development, conservation, or production.

     B. Lessor further reserves the right to grant rights-of-way and easements over, upon, or across the Lease Premises for any purposes whatsoever, including, but not limited to, public highways, railroads, tramways, telephone, telegraph, and power lines, irrigation works, conservation, environmental or remediation studies or work, sewer lines, drainage ditches, mining, or logging.

10.  PERMITTED USE.

     A. Lessee shall use the Lease Premises for the sole and exclusive purposes set forth below and shall not, by such use or otherwise, make or cause any unpermitted change in the physical character of the Lease Premises:

           RETAIL CURIO SHOP/CAFE/GAS SERVICE STATION/PARKING FACILITY

     B. The parties to this Lease acknowledge that the Lessor is not subject to municipal or county ordinances and regulations governing zoning and land use. Nevertheless, the parties agree that such ordinances and regulations provide appropriate guidelines for the use of the Lease Premises and, therefore, shall be complied with by Lessee, including permit requirements imposed under such ordinances and regulations, except where Lessor deems them in conflict with the best interests of the Trust. Lessor and Lessee shall cooperate and use their best efforts to obtain any and all appropriate governmental approvals, including state, county, and municipal approvals, as may be necessary or advisable, to facilitate Lessee's use of the Lease Premises. This clause shall not, however, grant to any third party, or to any government or municipal agency or other entity, the right to enforce this term of the Lease.

11.  IMPROVEMENTS.

     A. Subject to the restrictions set forth in Clause 10., "PERMITTED USE", above, Lessee shall make, or cause to be made, only the following improvements (the "Improvements"):

     *    4-bay gas service area under canopy
     *    water well with pump
     *    fuel storage area
     *    perimeter fencing
     *    building for housing of curio and coffee shop
     *    employee quarters & mobile home hook ups.

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     B. Except for those improvements which are a necessary part of the uses and purposes approved in Clause 11.A., above, no other improvements shall be placed on, or made for the benefit of, the Lease Premises without the Lessor's prior approval.

          (1) If any improvements are placed on, or made for the benefit of, the Lease Premises without the Lessor's approval, Lessor may elect to: (a) deem such improvements abandoned and forfeited to Lessor at the termination, cancellation, or expiration of this lease; or, (b) require Lessee to obtain approval and pay all such reasonable fines and costs as Lessor deems appropriate; or, (c) Lessor may, by written notice, order the removal of such improvements and the restoration of the Lease Premises to their condition existing prior to the placement of said improvements, all at Lessee's sole expense and at such time as Lessor may direct. The foregoing rights of Lessor shall be cumulative to Lessor's right to cancel this Lease and other legal or equitable remedies.

     C. Lessee shall diligently, and at Lessee's own expense, maintain and protect from waste and trespass the Lease Premises and all improvements that might be developed, constructed, or placed on the Lease Premises.

     12.  OWNERSHIP OF IMPROVEMENTS TO LEASE PREMISES.

     A. All improvements described in Clause 1.I.1., DEFINITIONS, above, shall, unless otherwise agreed, be and remain Lessee's property, and if, under the terms of this Lease or any related agreement, those improvements are to remain on the Lease Premises after termination, cancellation or relinquishment of this Lease, Lessee shall have the right to be paid the improvement value credit for such improvements only by the subsequent Lessee who shall then become the owner of such improvements.

     B. All improvements described in Clause 1.I.1., DEFINITIONS, above, must be covered by full liability insurance, in a form and amount acceptable to the Lessor, and issued by a company approved by the Lessor, naming the Lessor as an additional insured.

          (1) The Lessee shall provide copies of the policy and all subsequent renewals to the Lessor upon issuance and each renewal.

          (2) The Lessor may, upon reasonable notice to the Lessee, require an increase in the policy amount in keeping with his determination of increased liability.

     C. All improvements described in Clause 1.I.2., DEFINITIONS, above, shall become the sole property of Lessor as such improvements are made or acquired, unless such improvements include or would cause the Lessor to incur unacceptable duties, liabilities, or costs. Lessee here agrees to convey all right, title, and interest in and to such improvements to Lessor, subject to Lessor's approval and acceptance. Lessee here appoints and constitutes Lessor as special attorney-in-fact to execute any and all documents necessary to establish ownership of such improvements in the Lessor whether or not this Lease has terminated at the time.

13.  IMPROVEMENT REMOVAL AND RECLAMATION.

     A. Unless otherwise specified in this Lease, upon relinquishment, termination, or cancellation of this Lease, and without renewal by or sale to Lessee, Lessee shall remove all improvements described in Clause I.I.1., DEFINITIONS, above. Such removal shall be at Lessee's sole expense. If the Lessor and the Lessee have agreed, in this Lease or in some other authorized writing, that designated approved improvements shall remain in place, the Lessee shall provide, no later than the termination of this Lease, satisfactory evidence that such improvements have been paid for, including, but not limited to, waivers of mechanics and materialmen's liens, and releases of any security interests or other liens.

     B. Notwithstanding the provisions of Clause 13.A., above, no authorized improvement shall be removed without the Lessor's approval, if a Lessee owes rent or any other sums to the Lessor or if any material duties owed under the terms of the Lease remain unperformed.

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     C.  The  Lessor  may  demand,  in  writing,  that  designated  unauthorized improvements be left in place during the term of this Lease.

     D. Any improvements left on Trust lands without Lessor's prior approval shall remain the sole property and liability of the Lessee and shall constitute a nuisance until they are removed or abandoned as set out in Clause 13.D.(2) and
(3) below. The Lessor may elect:

          (1) to leave such improvements in place and permit Lessee to retain the right to compensation for such improvements from another Lessee;

          (2) to take such action as is necessary to abate such nuisance with all costs and fees incurred in so doing to be additional rent due from Lessee under the terms of the Lease; or,

          (3) to declare, by written notice to Lessee, such improvements abandoned, at which time they shall become the property of Lessor.

     E. In all cases where the Lessee's improvements are removed, whether during this Lease or after its termination, the Lessee shall be solely liable for the restoration of the land, underlying or otherwise used in connection with the improvements, to its condition prior to the placement of such improvements. The Lessee's obligation to remove improvements and to restore the Trust land imposed by this Rule shall survive the termination or cancellation of the Lease. This clause shall survive the expiration, termination, or cancellation of this lease.

     F. All costs, fines, and fees incurred by the Lessor as a result of improvements left on Trust lands without the Lessor's approval, and all costs, fines, and fees incurred as a result of damage or waste to Trust lands and their improvements during the term of the Lease, arising from or in connection with the Lessee's use and occupancy of the Trust lands, shall remain the sole liability of the Lessee and shall be deemed additional rent due at the time incurred. This clause shall survive the expiration, termination, or cancellation of this lease.

14.  RELINQUISHMENT.

     A. A Lessee may, at any time, request relinquishment of the Lease on forms prescribed by the Lessor and upon payment of the relinquishment fee set forth in the fee schedule, provided that:

          (1) the Lessee is not in violation of the statutes and rules governing the Lease;

          (2)  the Lessee is not in default of the terms of the Lease; and,

          (3) all improvements of any type whatsoever made pursuant to this Lease on, or for the benefit of, the Lease Premises have been approved by the Lessor, and arrangements satisfactory to the Lessor have been made for the removal of such improvements as the parties have not agreed to leave in place.

     B. The Lessee shall not, by any act of relinquishment, avoid or be released from any liability for known or unknown waste or damage to the leasehold, including environmental damage which arose from, or in connection with, the Lessee's use or occupancy.

     C. A relinquishment shall not be valid or effective until approved by the Lessor. Any attempted relinquishment or rejection of the Lease, without the Lessor's approval, shall be a material breach of the Lease.

     D.Upon relinquishment, the Lessee shall not be entitled to the refund of any rent previously paid; however, if the Lessee is seeking relinquishment in response to a request by the Lessor, the Lessee shall not be charged a fee, and shall be entitled to a pro-rata refund of rent paid. The refund shall be paid directly by the Lessee of the withdrawn lands to the former Lessee, and shall be a credit against the first periodic rent due from the new Lessee of the withdrawn lands.

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          15.  CHANGE IN LESSEE OR LESSEE'S OWNERSHIP; ASSIGNMENT OR SUBLEASE.

     A. Lessor is entering this Lease based on Lessee's representations that Lessee shall not assign, sublease, or permit, in whole or in part, this Lease, the Lease Premises, any improvements located on or made for the benefit of the Lease Premises, or change Lessee's identity, control, or ownership, through sale, acquisition, merger or the like, without the prior written approval of Lessor and the amendment of this Lease pursuant to the provisions contained herein. Any such act without Lessor's approval shall be null and void as to the Lessor, and shall be deemed a breach of this Lease by Lessee as well as giving rise in Lessor to all remedies at law or in equity for third-party trespass or such other damages as may derive from such acts.

     B. Lessor may condition approval of any proposed assignment, sublease, or permit upon an increase in the rent amount, the modification or addition of other provisions to this Lease, proof of the third-party's creditworthiness, financial soundness, and skill and experience in effecting the uses and improvements contemplated by this Lease, and such other conditions as Lessor may impose to protect Lessor's interest.

          (1) Lessee's application or request to assign shall be deemed a guarantee that no interest in this Lease is subject to pending or foreseeable litigation, and it shall not be necessary for Lessor to inquire into this.

     C. The Lessor's approval of a sublease, permit, or assignment shall not relieve the Lessee from any liability which may have arisen prior to the sublease, permit, or assignment. The Lessor's approval of a sublease or permit will not release the Lessee from its continuing obligations under the Lease.

     D. The Lessor's approval of a sublease, permit, or assignment will not constitute approval of any subsequent sublease, permit, or assignment, nor will approval of a specific sublease, permit, or assignment indicate that the Lessor will grant such future approvals when requested.

     E. The occupation or use of Trust lands pursuant to any sublease, permit, or assignment made without the Lessor's approval is a material breach of the Lease by the Lessee, and is a trespass by the purported assignee, permittee, or sublessee, and cannot vest the trespasser with any tenancy or any other rights, interests, claims, or privileges in the Trust lands or with respect to the Lessor whatsoever. In addition to such other remedies as may be available to the Lessor at law or in equity for such trespass, the Lessee shall be liable for all costs, fees, and damages incurred by the Lessor and resulting from such trespass.

     F. Applications to sublease, permit, or assign shall be made by the current Lessee under oath, on forms prescribed by the Lessor, and shall be accompanied by such fees as are designated by the Lessor in its Rules.

     G. The term of an assigned Lease, or of any permit or sublease, shall not extend beyond that of the original Commercial Lease.

          (1) Unless otherwise approved by the Lessor, Lease assignment shall result in the automatic termination of any permit or sublease.

          (2) The cancellation, relinquishment, or termination of an original or assigned Business Lease shall automatically, and without notice, result in the termination of any sublease.

16.  COLLATERAL ASSIGNMENTS.

     A. This Lease may be collaterally assigned by the Lessee only for purposes of securing funds to improve the Lease Premises or to invest in the Lessee's operation's thereon. A collateral assignee shall have a lien on the Lease as personal property. Collateral assignment of this Lease requires the Lessor's approval; any attempt to collaterally assign this Lease without the approval of the Lessor is void and does not vest the purported assignee with any rights, claims, interests, or privileges.

          (1) To the extent permitted under or governed by the Uniform Commercial Code, a Lessee may include designated improvements in the collateral assignment of this Lease.

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               a.   A security  interest in improvements  will be subordinate to the lien created in NMSA 1978, ss. 19-7-34. However, upon providing the Lessor with adequate security, the Lessee can obtain the Lessor's covenant to withhold exercise of the lien, for a stated period of time, upon Lessee's rental default. Such security may include, but is not limited to, prepayment of the last year's rental to cover Lessee's rental default without waiver of other default remedies, or provision of a performance bond in the amount of one annual rental payment to be collected upon without waiver of other default remedies.

          (2) The Lessee shall apply to the Lessor to collaterally assign a Business Lease and improvements, in writing, under oath, and on such form or forms as may be prescribed by the Lessor, and shall:

               a. give the full name and address of the proposed collateral assignee;

               b.   state the amount of the debt being secured;

               c.   state the term of the collateral assignment;

               d. list the improvements, if any, which are being collaterally assigned with the Lease, along with the amount of the loan being secured by them;

               e.   state  that  the  loan  being  secured  by  the   collateral
                    assignment is only for the purpose of improving the Trust land or investing in the Lessee's operations on Trust land;

               f. give the applicant's signed oath that the statements made in the application are true and correct; and,

               g. shall include payment of such fees as are set out in the schedule of fees.

          (3) The Lessor may approve the collateral assignment subject to such terms and conditions as he may impose and which he deems in the best interests of the Trust.

     B. The Lessor shall give written notice to the collateral assignee of a Commercial Lease of any default by the Lessee. Such notice shall be sent by regular mail to the name and address provided to the Lessor in the initial request for approval.

     C. An approved collateral assignee shall have the right to cure a Lessee's default, but shall succeed to the rights and duties of the assignor of the Commercial Lease only after at least thirty (30) days written notice is sent to the Lessor by certified mail, only as permitted under the terms of the party's collateral assignment agreement, and subject to such conditions as the Lessor may have imposed on approval of the collateral assignment.

     D. A collateral assignee takes subject to the following terms and conditions, of which the Lessee is required to give notice, upon making a collateral assignment.

          (1) The Lessor is entitled to notice, as an interested party, of all foreclosure or other proceedings upon the collateral assignment. Although the Lessor is not a party required to be joined in any such proceedings, the Lessor may intervene in them if it is deemed to be in the best interests of the Trust.

          (2) The purchaser, from a collateral assignee, of a foreclosed collateral interest shall be deemed to be an assignee, and accordingly, will be subject to the approval of the Lessor.

17. INSPECTION BY LESSEE. Lessee is leasing the Lease Premises based on Lessee's own inspection of, and judgment regarding, the Lease Premises. Lessee agrees that Lessor is making no representations or warranties of any

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     kind or nature  whatsoever with regard to the Lease Premises or with regard to this transaction.

18. COMPLIANCE WITH LAWS AND PROTECTION FROM WASTE AND TRESPASS. Lessee shall fully comply with all laws, whether statutory or court-made, regulations, rules, ordinances, and requirements, including, but not limited to, those addressed to environmental protection and all current New Mexico State Land Office Rules and Regulations and those that may be hereafter promulgated, applicable to the Lease Premises or to Lessee's operations thereon, including NMSA 1978,ss.19-6-5, requiring Lessee to protect the Lease Premises from waste and trespass, and the Cultural Properties Act. It is illegal for any person to appropriate, excavate, injure, remove or destroy any historic or prehistoric ruin or monument, or any object of historical, archaeological, architectural, or scientific value situated on lands held and managed by the New Mexico State Land Office without a valid permit from the New Mexico Cultural Properties Review Committee and the express consent of the Commissioner of Public Lands. Governmental agencies promulgating such laws, regulations, rules, ordinances, and requirements shall not be deemed third-party beneficiaries under this Lease. Lessee's compliance shall be at its own expense and shall not be considered and offset to the Rent due under this Lease.

19. HAZARDOUS MATERIALS. Except to the extent necessary to the purposes permitted under this Lease, Lessee shall not cause or permit any Hazardous Material to be brought upon or across, or to be used, kept, stored, generated or disposed of, in, under, or upon, the Lease Premises. If Lessee will be using or storing Hazardous Materials as an incident of the permitted purposes under this lease, Lessee will, on an annual basis, provide to Lessor a written list of all such Hazardous Materials, and, upon Lessor's request, provide a written plan acceptable to Lessor for the handling, storage, and disposal of all such Hazardous Materials. Notwithstanding Lessor's approval of the handling, storage, or disposal of Hazardous Materials on the Lease Premises, Lessee shall remain strictly and solely liable for all costs or claims arising from or in connection with such Hazardous Materials and here indemnifies Lessor against the same.

20.  HOLD HARMLESS.

     A. Lessee shall save, hold harmless, indemnify, and defend the State of New Mexico, Lessor and Lessor's employees, agents, and contractors, in both their official and individual capacities, from any and all liabilities, claims, losses, damages, or expenses, including, but not limited to, reasonable attorneys' fees, loss of land value, third-party claims, penalties for removal, remedial or restoration costs arising out of or in connection with: (1) the operations under this Lease of Lessee or Lessee's employees, agents, contractors or invitees; (2) any Hazardous Materials located in, under, or upon or otherwise affecting the Lease Premises or adjacent property regardless of their point of origin or date of contamination; (3) the activities of third-parties on the Lease Premises, whether with or without Lessee's knowledge or consent. This paragraph shall survive the termination, cancellation, or relinquishment of this Lease, and any cause of action Lessor may have to enforce this provision shall not be deemed to accrue until Lessor's actual discovery of said liability, claim, loss, damage, or expense.

21.  BREACH AND CURE.

     A. In the event of Lessee's breach or threatened breach, Lessor shall give Lessee thirty (30) days notice by registered mail. If Lessee fails to properly cure the breach or threatened breach on or before the thirtieth day, Lessor shall have the option of canceling this Lease, or of pursuing any other remedies provided by this Lease or available at law or in equity. No proof of receipt of such notice shad be necessary in order for Lessor to act.

     B. Lessee shall have thirty (30) days, from the date of mailing of such notice, to cure or to make reasonable efforts to cure the breach to Lessor's satisfaction. If the breach is of such a nature that it may not be cured within thirty (30) days of Lessor giving notice of the breach, Lessee's diligent and continuing action to cure the breach to Lessor's satisfaction shall be considered a "reasonable effort".

     C. Lessor shall be entitled to recover from Lessee compensation for all damages and costs caused by Lessee's breach and all reasonable costs and expenses Lessor incurs in securing its remedies.

     D. In the event of Lessee's eviction or abandonment of the Lease Premises, Lessor shall have the right, but not the duty, to re-lease or sell all, or any part of, the Lease Premises. The exercise of such right shall be at Lessor's sole discretion and shall not extinguish Lessee's obligations hereunder. If re-leased, Lessor may agree to a term that is greater or less than the remaining unexpired Term of this Lease at the time of its cancellation, and to such covenants, conditions, and agreements as Lessor may deem proper.

22. WAIVER OF JURY TRIAL. Lessor and Lessee, to the extent allowed by law, agree to waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any manner connected with, this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Lease Premises, any claim of injury or damage, or any emergency or statutory remedy.

23. NO WAIVER BY LESSOR. No employee or agent of Lessor has the power, right, or authority to orally waive any of the conditions, covenants, or agreements of this Lease; and no waiver by Lessor of any of the conditions, covenants, or agreements of this Lease shall be effective unless in writing and executed by Lessor. Lessor's waiver of Lessee's breach or default of any of the conditions, covenants, or agreements hereof shall not constitute or be construed as a waiver of any other or subsequent breach or default by Lessee. The failure of Lessor to enforce at any time any of the conditions, covenants, or agreements of this Lease, or to exercise any option herein provided, or to require at any time performance by Lessee of any of the conditions, covenants, or agreements of this Lease shall not constitute or be construed to be a waiver of such conditions, covenants, or agreements, nor shall it affect the validity of this Lease or any part thereof, or Lessor's right to thereafter enforce each and every such condition, covenant, or agreement.

24. SCOPE OF AGREEMENT. This Lease incorporates all the agreements, covenants, and understandings between Lessor and Lessee concerning the subject matter hereof and all such agreements, covenants, and understandings are merged into this written Lease. No prior agreement or understanding between Lessor and Lessee shall be valid or enforceable unless expressly embodied in this Lease.

25. AMENDMENT. This Lease shall not be altered, changed, or amended except by an instrument executed by both Lessor and Lessee.

26. APPLICABLE LAW AND VENUE. This Lease shall be governed by the laws of the State of New Mexico, without giving effect to the conflict of law provisions of the State of New Mexico. Lessee consents to venue and jurisdiction in the District Court in and for the County of Santa Fe, State of New Mexico, and to service of process under the laws of the State of New Mexico in any action relating to this Lease or its subject matter.

27. SUCCESSORS IN INTEREST. All terms, conditions, and covenants of this Lease and all amendments thereto shall extend to and bind the heirs, successors, and assigns of Lessee and Lessor.

28. TIME. Time is of the essence in the performance of this Lease. Lessee's failure to perform any or all of its obligations under this Lease in a timely manner shall be grounds for Lessor to cancel this Lease.

29.  MISCELLANEOUS.

     A. SINGULAR AND PLURAL; USE OF GENDERS. Whenever the singular is used herein, the same shall include the plural; whenever a particular gender is used herein, the same shall include the other gender and no gender.

     B. HEADINGS AND TITLES. The use of section or paragraph headings and titles herein is for descriptive purposes only and is independent of the covenants, conditions, and agreements contained herein.

     C. SEVERABILITY. In the event that any provision of this Lease is held invalid or unenforceable under applicable law, the Lease shall be deemed not to include that provision and all other provisions shall remain in full force and effect.

     Executed in duplicate.


-----------------------------------
LESSEE by C.C. Bess, EVP
                                        ----------------------------------------
                                        RAY POWELL, M.S., D.V.M.
                                        Commissioner of Public Lands

                  FOR A CORPORATION OR INCORPORATED ASSOCIATION



State of New Mexico        )
                           ) ss.
County of Dona Ana         )

     The foregoing instrument was acknowledged before me this 9th day of June, 2000, by C.C. Bess, Exec. V. Pres. of Bowlin Outdoor Adv. & T.C. Inc., a Nevada corporation, on behalf of the corporation.



                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

-----------------------------

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                                    TRACT #1

A tract of land lying within the south part of the SE1/4SE1/4 of Section 5, Township 24 South, Range 11 West, N.M.P.M., more particularly described as follows: Beginning at a point which bears N.89(degree)02', 797.35 feet and North 8(degree)22'W., 187.58 feet from SE corner of said Section 5; thence
N.8(degree)22'W., along easterly right of way line of connection between Interstate Highway 10 and State Road 418 a distance of 276.31 feet to a fence brace post marked with a tack on top; thence N.78(degree)14'E., along southerly right of way line of Interstate Highway 10 across ramp 535.79 feet; thence S.8(degree)22'E., parallel to westerly boundary line of this tract 470.48 feet; thence N.89(degree)38'W., along northerly right of way line of State Road 418 a distance of 461.07 feet; thence N.48(degree)55' W., along northeasterly right of way line of State Road 418 a distance of 121.22 feet to a point of beginning. Said tract of land contains 5.00 acres, more or less, and corners are marked by steel rods unless noted otherwise.